Exhibit (11)(c)




                       CONSENT OF INDEPENDENT ACCOUNTANTS


To the Trustees of Forum Funds:

We hereby consent to the following with respect to Post-Effective Amendment No. 65 the Registration Statement on Form N-1A (File No. 2-67052) of Forum Funds:

1. The incorporation by reference of our report dated July 21, 1998 on our audits of the financial statements and financial highlights of Core Trust (Delaware) (consisting of Index Portfolio, Small Company Stock Portfolio, Small Company Value Portfolio, Small Company Growth Portfolio and International Portfolio) for the year ended May 31, 1998, which are incorporated by reference in the Statement of Additional Information.

2. The reference to our Firm under the heading, "Independent Accountants" in the Statement of Additional Information.




                                             /s/ PricewaterhouseCoopers LLP
                                             PricewaterhouseCoopers LLP


Boston, Massachusetts
September 28, 1998